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                                                                   EXHIBIT 23.6

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the use of our report dated October 21, 1997, except for Note 10 as to which the date is November 18, 1997, with respect to the financial statements of Ophthalmic Imaging Systems, included in the Registration Statement (Form S-4) pertaining to Premier Laser Systems, Inc. for the registration of 182,550 shares of Class A Common Stock, 2,691,610 Class C Warrants and 2,691,610 Class D Warrants, and to the incorporation by reference therein of our reports dated October 21, 1997, except for Note 10 as to which the date is November 18, 1997, and October 11, 1996, except for Note 10 as to which the date is November 21, 1996, with respect to the financial statements of Ophthalmic Imaging Systems included in its Annual Reports (Form 10-KSB) for the years ended August 31, 1997 and 1996, respectively, and included in the Current Report on Form 8-K of Premier Laser Systems, Inc. dated February 25, 1998, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Sacramento, California
March 4, 1998